Exhibit 99.1

Prosperity Bancshares, Inc.® Reports Strong Third Quarter Earnings

- 3Q12 Diluted EPS increases 6.5% to $0.82 compared with 3Q11

- Net income increases 27.0% compared with 3Q11

- Tangible Common Equity Ratio at 6.49%

- Non-Performing Assets remain low at 0.11% of Average Earning Assets

- Dividend increases 10.3%

HOUSTON, Oct. 24, 2012 /PRNewswire/ -- Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank®, reported net income for the quarter ended September 30, 2012 of $46.176 million or $0.82 per diluted common share, an increase in net income of $9.803 million or 27.0%, compared with $36.373 million or $0.77 per diluted common share for the same period in 2011. Reported net income and earnings per share include the combined impact of preliminary purchase accounting adjustments and one-time merger expenses.

"I am proud to announce such positive results for the third quarter of 2012. We posted earnings of $46.2 million for the quarter, a 27% increase over the third quarter last year. Our diluted earnings per share for the quarter came in at $0.82 compared to $0.77 for the same period last year, representing a 6.5% increase," commented David Zalman, Chairman and Chief Executive Officer. "While such earnings include adjustments related to our recent acquisitions, the performance of our core bank remains strong. Additionally, our board of directors approved a 10.3% increase in our dividend to $0.86 per year or $0.215 per quarter for the next year. We are pleased to reward our shareholders with increased dividends as we work to continue building shareholder value."

"During the past quarter, we closed our merger with American State Financial Corporation in West Texas which added thirty-seven (37) locations in three new market areas: Lubbock, Midland-Odessa and Abilene. We are very excited about our new relationships and working together with their entire team," continued Zalman. "The team has worked diligently and tirelessly over the last month with the operational integration and we thank them for their dedication and hard work."

"We also recently completed our merger with Community National Bank, located in Bellaire, Texas in the Houston metropolitan area. We are excited about the Bellaire team joining us and increasing our presence in an area we already service. The management team and associates at Community National Bank will add to the already strong team we have in Houston," continued Zalman. "We owe all of our success to our team of associates and board members who have helped grow the company in the right direction with their insight and efforts and for that I say "thank you"! We would also like to thank all of our customers for their business and loyalty to our bank."

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. In addition, due to the application of purchase accounting and related entries and one-time merger expenses, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its performance, including yield on loans and securities, net income, diluted earnings per share, efficiency ratio and allowance for credit losses to total loans (excluding acquired loans). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended September 30, 2012

For the three months ended September 30, 2012, net income was $46.176 million compared with $36.373 million for the same period in 2011. Net income per diluted common share was $0.82 for the three months ended September 30, 2012 and $0.77 for the same period in 2011. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2012 were 1.32%, 9.10% and 21.59%, respectively.

Net interest income before provision for credit losses for the quarter ended September 30, 2012 increased 29.5% to $106.893 million compared with $82.538 million during the same period in 2011. The increase was attributable to a 49.7% increase in average earning assets during the same period. Additionally, the average yield on interest earning assets decreased 69 basis points while the rate paid on interest bearing liabilities decreased 22 basis points for the same period. The net interest margin on a tax equivalent basis decreased to 3.52% for the three months ended September 30, 2012 compared with 4.02% for the same period in 2011. On a linked quarter basis, the tax equivalent net interest margin decreased three basis points to 3.52% for the three months ended September 30, 2012 from 3.55% reported for the three months ended June 30, 2012.

The yield on loans was impacted by the purchase accounting adjustments from recent acquisitions as described in the table below. As a result of these purchase accounting adjustments, Prosperity recorded a discount on loans of $104.931 million, of which $27.116 million relates to loans accounted for under ASC Topic 310-30 (formerly SOP 03-03) and the remaining $77.815 million relates to loans accounted for under ASC Topic 310-20 (formerly SFAS No. 91). All purchase accounting entries are preliminary and could be subject to change.

Three Months Ended September 30, 2012
(In thousands, unaudited)
Adjustment to Loan Yield (1) Interest on loans, as reported	$ 80,587
Less: Purchase accounting adjustment-loan discount accretion	(11,188)
Interest on loans without discount accretion	69,399
Average loans	$ 5,169,101
Loan yield without discount accretion	5.34%
Loan yield, as reported	6.20%
(1) Non-GAAP financial measure.

The yield on securities was also impacted by the purchase accounting adjustments from recent acquisitions as described in the table below. Prosperity recorded a premium on securities of $34.540 million which resulted in increased amortization of $3.451 million and a decreased yield on securities. In addition, in connection with the acquisition, American State Financial Corporation ("ASB") sold $574.0 million in securities yielding approximately 3.61% prior to July 1, 2012 and Prosperity reinvested those funds after acquisition date at a yield of approximately 1.70%. ASB recorded a gain of $44.2 million related to the sale of these securities which resulted in a lower fair value of the securities portfolio acquired from ASB. The effect of this sale is included in the table below.

Three Months Ended September 30, 2012
(In thousands, unaudited)
Adjustment to Securities Yield (1) Interest on securities, as reported	$ 37,025
Add: Purchase accounting adjustment-securities amortization	3,451
Add: Impact of sale of ASB securities prior to acquisition	2,741
Interest on securities including amortization and impact of securities sale	43,217
Average securities	$ 7,106,871
Securities yield including amortization and impact of securities sale	2.43%
Securities yield, as reported	2.08%
(1) Non-GAAP financial measure.

The following table shows the book value of the investment portfolio and related net amortization as of and for the three month periods indicated below.

	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
Investment Portfolio	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(In thousands)
Period End Securities	$6,799,513	$5,400,044	$5,646,529	$4,658,936	$4,430,530
Quarterly Average Securities	7,106,871	5,635,810	5,192,257	4,596,017	4,524,213
Net Premium Amortization	21,423(1)	11,755	9,719	8,989	6,823
% of Average Quarterly Securities	0.30%	0.21%	0.19%	0.20%	0.15%

(1) Includes the purchased premium amortization of $3.451 million.

Non-interest income increased $9.247 million or 63.4% to $23.828 million for the three months ended September 30, 2012 compared with $14.581 million for the same period in 2011. The change includes increases in NSF fees, debit card and ATM card income, service charges on deposit accounts and other income due to the acquisition of ASB on July 1, 2012.

Non-interest expense increased $19.091 million or 46.4% to $60.242 million for the three months ended September 30, 2012 compared with $41.151 million for the same period in 2011. The change is primarily due to the acquisition of ASB. Prosperity's efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 46.07% for the three months ended September 30, 2012. Non-interest expense for the three months ended September 30, 2012 includes one-time merger expenses of approximately $5.404 million, pre-tax ($3.513 million after tax). Excluding these charges, the efficiency ratio would have been 41.93% for the three months ended September 30, 2012. Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Earnings per share and net income were also impacted by purchase accounting adjustments, one-time merger expenses of $5.404 million (pre-tax) and the sale of ASB securities prior to acquisition, as reflected in the table below.

Three Months Ended September 30, 2012
(In thousands, unaudited)
Impact of Purchase Accounting Adjustments, One-time Merger Expenses and Securities Sale(1)
Net income, as reported	$ 46,176
Less: Purchase accounting adjustment-loan accretion	(11,188)
Add: Purchase accounting adjustment-securities amortization	3,451
Add: one-time merger expenses	5,404
Add: Impact of sale of ASB securities prior to acquisition	2,741
Adjustment subtotal	408
Tax effect at 35%	(143)
Adjustment subtotal, after tax	265
Net income adjusted for purchase accounting adjustments, one-time merger expenses and securities sale	$ 46,441
Weighted average diluted shares outstanding	56,093
EPS (diluted) adjusted for purchase accounting adjustments, one-time merger expenses and securities sale	$ 0.83
EPS (diluted), as reported	$ 0.82

(1) Non-GAAP financial measure. As illustrated in the table above, the impact of purchase accounting adjustments, one-time merger expenses and the sale of ASB securities prior to acquisition had a minimal combined impact on net income and EPS (diluted).

Average loans increased 39.9% or $1.475 billion to $5.169 billion for the quarter ended September 30, 2012 compared with $3.694 billion for the same period in 2011. Average deposits increased 41.7% or $3.194 billion to $10.846 billion for the quarter ended September 30, 2012 compared with $7.653 billion for the same period in 2011.

Loans at September 30, 2012 were $5.079 billion, an increase of $1.341 billion or 35.9%, compared with $3.738 billion at September 30, 2011 and an increase of $1.313 billion or 34.9% compared with $3.766 billion at December 31, 2011. Linked quarter loans increased $1.129 billion or 28.6% at September 30, 2012 compared with loans of $3.950 billion at June 30, 2012. As reflected in the table below, loan growth was impacted by the acquisition of Texas Bankers, Inc., The Bank Arlington and ASB. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, year over year loan growth increased 4.4%.

Deposits at September 30, 2012 were $10.955 billion, an increase of $3.156 billion or 40.5%, compared with $7.799 billion at September 30, 2011 and an increase of $2.894 billion or 35.9% compared with $8.060 billion at December 31, 2011. Linked quarter deposits increased $2.560 billion or 30.5% at September 30, 2012 compared with deposits of $8.395 billion at June 30, 2012. As reflected in the table below, deposit growth was impacted by the acquisition of Texas Bankers, Inc., The Bank Arlington and ASB. Excluding deposits assumed and new deposits generated at the acquired banking centers since the respective acquisition dates, year over year deposit growth increased 6.9%.

The table below provides detail on loans acquired and deposits assumed in the Texas Bankers, Inc., The Bank Arlington and the ASB transactions completed on January 1, 2012, April 1, 2012 and July 1, 2012, respectively:

Balance Sheet Data (at period end)	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans (including new production since respective acquisition dates):
Acquired with Texas Bankers, Inc.	$ 24,229	$ 28,421	$ 27,053	$ --	$ --
Acquired with The Bank Arlington	21,806	22,542	--	--	--
Acquired with American State Financial Corp.	1,131,005	--	--	--	--
All other	3,902,063	3,899,369	3,847,809	3,765,906	3,737,630
Total Loans	$ 5,079,103	$ 3,950,332	$ 3,874,862	$ 3,765,906	$ 3,737,630
Deposits (including new deposits since respective acquisition dates):
Assumed with Texas Bankers, Inc.	$ 69,818	$ 62,739	$ 63,681	$ --	$ --
Assumed with The Bank Arlington	33,609	33,505	--	--	--
Assumed with American State Financial Corp.	2,518,178	--	--	--	--
All other	8,332,992	8,298,338	8,480,770	8,060,254	7,798,739
Total Deposits	$ 10,954,597	$ 8,394,582	$ 8,544,451	$ 8,060,254	$ 7,798,739

At September 30, 2012, Prosperity had $13.712 billion in total assets, $5.079 billion in loans, and $10.955 billion in deposits. Assets, loans and deposits at September 30, 2012 increased by 43.3%, 35.9% and 40.5%, respectively, compared with levels at September 30, 2011.

Asset Quality

Non-performing assets totaled $14.051 million or 0.11% of average earning assets at September 30, 2012 compared with $13.363 million or 0.16% of average earning assets at September 30, 2011 and $11.873 million or 0.12% of average earnings assets at June 30, 2012. The allowance for credit losses was 1.00% of total loans at September 30, 2012 compared with 1.40% at September 30, 2011 and 1.28% of total loans at June 30, 2012. Excluding acquired loans from Texas Bankers, Inc., The Bank Arlington and the ASB transactions, the allowance for credit losses was 1.27% of remaining loans. Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Non-performing assets (In thousands, unaudited)	Sept 30, 2012		June 30, 2012		Sept 30, 2011
	Amount	#	Amount	#	Amount	#
Commercial	$ 1,599	19	$ 394	12	$ 1,440	17
Construction	3,182	34	4,056	30	5,042	30
1-4 family (including home equity)	3,089	36	2,284	28	3,894	38
Commercial real estate (including multi-family)	4,671	15	5,077	12	2,885	11
Agriculture and agriculture real estate	1,476	9	44	3	51	3
Consumer	34	6	18	3	51	4
Total	$ 14,051	119	$ 11,873	88	$ 13,363	103

Net Charge-offs (Recoveries) (In thousands, unaudited)	Three Months Ended Sept 30, 2012	Three Months Ended June 30, 2012	Three Months Ended Sept 30, 2011
Commercial	$ (511)	$ 180	$ 7
Construction	155	1,179	(197)
1-4 family (including home equity)	251	90	134
Commercial real estate (including multi-family)	800	296	271
Agriculture and agriculture real estate	(30)	(3)	--
Consumer (including credit cards)	590	118	153
Total	$ 1,255	$ 1,860	$ 368

The provision for credit losses was $1.800 million for the three months ended September 30, 2012 and $950,000 for the three months ended September 30, 2011. Net charge offs were $1.255 million for the three months ended September 30, 2012 and $368,000 for the three months ended September 30, 2011.

The provision for credit losses was $2.550 million for the nine months ended September 30, 2012 compared to $4.050 million for the nine months ended September 30, 2011. Net charge offs were $3.217 million for the nine months ended September 30, 2012 compared to $3.121 million for the nine months ended September 30, 2011.

Results of operations for the nine months ended September 30, 2012

For the nine months ended September 30, 2012, net income was $119.635 million compared with $105.343 million for the same period in 2011. Net income per diluted common share was $2.37 for the nine months ended September 30, 2012 compared with $2.24 for the same period in 2011. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2012 were 1.35%, 9.08% and 21.80%, respectively.

Net interest income before provision for credit losses for the nine months ended September 30, 2012 increased $25.824 million or 10.5%, to $272.405 million compared with $246.581 million during the same period in 2011. The increase was attributable primarily to a 25.3% increase in average earning assets during the same period.

Non-interest income increased $9.451 million or 22.5% to $51.429 million for the nine months ended September 30, 2012 compared with $41.978 million for the same period in 2011. The change was mainly attributable to an increase in debit and ATM card income, an increase in service charges on deposits accounts and an increase in other income, primarily due to the acquisition of ASB.

Non-interest expense increased $16.129 million or 12.9% to $141.489 million for the nine months ended September 30, 2012 compared with $125.360 million for the same period in 2011. The change is primarily due to increases in salaries and employee benefits expense for the nine months ended September 30, 2012 compared to the same period in 2011 and is due to the acquisition of ASB. Prosperity's efficiency ratio was 43.69% for the nine months ended September 30, 2012. Non-interest expense for the nine months ended September 30, 2012 also includes one-time merger expenses of approximately $5.404 million, pre-tax ($3.513 million after tax). Excluding these charges, the efficiency ratio would have been 42.02% for the nine months ended September 30, 2012. Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Dividend

Prosperity Bancshares, Inc. declared a fourth quarter cash dividend of $0.215, an increase of 10.3% over the third quarter dividend of $0.195, to be paid on December 31, 2012 to all shareholders of record as of December 14, 2012.

Conference Call

Prosperity's management team will host a conference call on Wednesday, October 24, 2012 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity's third quarter earnings. Individuals and investment professionals may participate in the call by dialing 800-862-9098, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity's website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity's Home page under News and Events.

Acquisition of Community National Bank

On October 1, 2012, Prosperity completed the previously announced acquisition of Community National Bank, Bellaire, Texas. Community National Bank operated one (1) banking office in Bellaire, Texas, in the Houston Metropolitan Area. As of September 30, 2012, Community National Bank reported total assets of $183.0 million, total loans of $68.0 million and total deposits of $164.6 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 372,282 shares of Prosperity common stock plus $11.4 million in cash for all outstanding shares of Community National Bank capital stock which resulted in a premium of $10.6 million.

Acquisition of American State Financial Corporation

On July 1, 2012, Prosperity completed the previously announced acquisition of American State Financial Corporation and its wholly owned subsidiary American State Bank (collectively referred to as "ASB"). American State Bank operated thirty-seven (37) full service banking offices in eighteen (18) counties across West Texas. As of June 30, 2012, ASB, on a consolidated basis, reported total assets of $3.16 billion, total loans of $1.24 billion and total deposits of $2.51 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 8,524,835 shares of Prosperity common stock plus $178.5 million in cash for all outstanding shares of American State Financial Corporation capital stock which resulted in a premium of $240.4 million.

Acquisition of The Bank Arlington

On April 1, 2012, Prosperity completed the previously announced acquisition of The Bank Arlington. The Bank Arlington operated one (1) banking office in Arlington, Texas, in the Dallas/Fort Worth CMSA. As of March 31, 2012, The Bank Arlington reported total assets of $37.3 million, total loans of $22.8 million and total deposits of $33.2 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 135,389 shares of Prosperity common stock for all outstanding shares of The Bank Arlington capital stock which resulted in a premium of $2.8 million.

Acquisition of Texas Bankers, Inc.

On January 1, 2012, Prosperity completed the previously announced acquisition of Texas Bankers, Inc. and its wholly-owned subsidiary, Bank of Texas, Austin, Texas. The three (3) Bank of Texas banking offices in the Austin, Texas CMSA consisted of a location in Rollingwood, which was consolidated with Prosperity's Westlake location and remains in Bank of Texas' Rollingwood banking office; one banking center in downtown Austin, which was consolidated into Prosperity's downtown Austin location; and another banking center in Thorndale. Prosperity now operates thirty-four (34) banking centers in the Central Texas area including Austin and San Antonio. Texas Bankers, Inc. reported, on a consolidated basis, total assets of $77.0 million, total loans of $27.6 million and total deposits of $70.4 million as of December 31, 2011.

Pursuant to the terms of the acquisition agreement, Prosperity issued 314,953 shares of Prosperity common stock for all outstanding shares of Texas Bankers capital stock which resulted in a premium of $5.2 million.

Pending Acquisition of East Texas Financial Services, Inc.

On December 9, 2011, Prosperity entered into a definitive agreement to acquire East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas ("Firstbank"). Firstbank operates four (4) banking offices in the Tyler MSA, including three locations in Tyler, Texas and one location in Gilmer, Texas. As of September 30, 2012, Firstbank reported total assets of $191.1 million, total loans of $139.2 million and total deposits of $116.0 million.

Under the terms of the definitive agreement, Prosperity will issue up to 531,000 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, subject to certain conditions and potential adjustments. Pending the satisfaction of closing conditions, the closing is expected to occur in early 2013.

Prosperity Bancshares, Inc.®

Prosperity Bancshares Inc.®, recently named "America's Best Bank" by Forbes, is a $13.7 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management; and Mobile Banking. Prosperity currently operates two hundred thirteen (213) full service banking locations; fifty-nine (59) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-five (35) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; thirty-four (34) in the West Texas area including Lubbock, Midland-Odessa and Abilene; and ten (10) in the Bryan/College Station area.

Bryan/College Station Area -	Kiest	Downtown	Other South Texas
	McKinney	Eastex	Locations -
Bryan	McKinney-Stonebridge	Fairfield	Alice
Bryan-East	Midway	First Colony	Aransas Pass
Bryan-North	Preston Forest	Gessner	Beeville
Caldwell	Preston Road	Gladebrook	Edna
College Station	Red Oak	Harrisburg	Goliad
Greens Prairie	Sachse	Heights	Kingsville
Madisonville	The Colony	Highway 6 West	Mathis
Navasota	Turtle Creek	Hillcroft	Padre Island
Rock Prairie	Westmoreland	Little York	Palacios
Wellborn Road		Medical Center	Port Lavaca
	Fort Worth -	Memorial Drive	Portland
Central Texas Area -	Haltom City	Northside	Rockport
	Keller	Pasadena	Sinton
Austin -	Roanoke	Pecan Grove	Victoria
183	Stockyards	Piney Point	Victoria-North
Allandale		River Oaks
Cedar Park	Other Dallas/Fort Worth Locations -	Royal Oaks	West Texas Area -
Congress	Arlington	Sugar Land
Lakeway	Azle	SW Medical Center	Abilene -
Liberty Hill	Ennis	Tanglewood	Antilley Road
Northland	Gainesville	Uptown	Barrow Street
Oak Hill	Glen Rose	Waugh Drive	Cypress Street
Parmer Lane	Granbury	West University	Judge Ely
Research Blvd	Mesquite	Woodcreek	Mockingbird
Westlake	Muenster
	Sanger	Other Houston Area	Lubbock -
Other Central Texas Locations -	Waxahachie	Locations -	4th Street
Bastrop	Weatherford	Angleton	66th Street
Cuero		Bay City	82nd Street
Dime Box	East Texas Area -	Beaumont	86th Street
Dripping Springs		Cinco Ranch	98th Street
Elgin	Athens	Cleveland	Avenue Q
Flatonia	Athens-South	East Bernard	North University
Georgetown	Blooming Grove	El Campo	Texas Tech Student Union
Gonzales	Canton	Dayton
Hallettsville	Carthage	Galveston	Midland -
Kingsland	Corsicana	Groves	Wadley
La Grange	Crockett	Hempstead	Wall Street
Lexington	Eustace	Hitchcock
New Braunfels	Grapeland	Katy	Odessa -
Pleasanton	Gun Barrel City	Liberty	Grandview
Round Rock	Jacksonville	Magnolia	Grant
San Antonio	Kerens	Mont Belvieu	Kermit Highway
Schulenburg	Longview	Nederland	Parkway
Seguin	Mount Vernon	Needville
Smithville	Palestine	Shadow Creek	Other West Texas Locations -
Thorndale	Rusk	Sweeny	Big Spring
Weimar	Seven Points	Tomball	Brownfield
Yoakum	Teague	Waller	Brownwood
Yorktown	Tyler	West Columbia	Cisco
	Tyler-University	Wharton	Comanche
Dallas/Fort Worth Area -	Winnsboro	Winnie	Early
		Wirt	Floydada
Dallas -	Houston Area -		Gorman
Abrams Centre		South Texas Area -	Levelland
Balch Springs	Houston -		Littlefield
Camp Wisdom	Aldine	Corpus Christi -	Merkel
Cedar Hill	Allen Parkway	Airline	Plainview
Central Expressway	Bellaire	Carmel	San Angelo
East Renner	Beltway	Northwest	Slaton
Frisco	Clear Lake	Saratoga	Snyder
Frisco-West	Copperfield	Water Street
Independence	Cypress
---

In connection with the proposed merger of East Texas Financial Services, Inc. into Prosperity, Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity's common stock to be issued to the stockholders of East Texas Financial Services. The registration statement includes a proxy statement/prospectus which was sent to the stockholders of East Texas Financial Services seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, EAST TEXAS FINANCIAL SERVICES AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity's telephone number is (281) 269-7199.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity's management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity's control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with "small-cap" companies. These and various other factors are discussed in Prosperity's Annual Report on Form 10-K for the year ended December 31, 2011 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$ 117,633	$ 93,189	$ 302,123	$ 282,250
Total interest expense	10,740	10,651	29,718	35,669
Net interest income	106,893	82,538	272,405	246,581
Provision for credit losses	1,800	950	2,550	4,050
Net interest income after
provision for credit losses	105,093	81,588	269,855	242,531

Total non-interest income	23,828	14,581	51,429	41,978
Total non-interest expense	60,242	41,151	141,489	125,360
Net income before taxes	68,679	55,018	179,795	159,149
Federal income taxes	22,503	18,645	60,160	53,806

Net income	$ 46,176	$ 36,373	$ 119,635	$ 105,343

Basic earnings per share	$0.83	$0.78	$2.38	$2.25

Diluted earnings per share	$0.82	$0.77	$2.37	$2.24

Period end shares outstanding	56,093	46,893	56,093	46,893
Weighted average shares
outstanding (basic)	55,958	46,890	50,239	46,830
Weighted average shares
outstanding (diluted)	56,093	47,033	50,393	47,013

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 5,079,103	$ 3,950,332	$ 3,874,862	$ 3,765,906	$ 3,737,630
Investment securities (A)	6,799,513	5,400,044	5,646,529	4,658,936	4,430,530
Federal funds sold	302	133	445	642	294
Allowance for credit losses	(50,927)	(50,382)	(51,642)	(51,594)	(52,513)
Cash and due from banks	207,650	152,678	151,467	212,800	211,261
Goodwill	1,200,098	932,965	929,161	924,537	924,537
Core deposit intangibles	28,092	17,706	19,301	20,996	22,874
Other real estate	8,846	10,236	7,718	8,328	8,216
Fixed assets, net	201,445	166,273	162,676	159,656	160,099
Other assets	237,997	157,366	149,438	122,464	124,159
	$ 13,712,119	$ 10,737,351	$ 10,889,955	$ 9,822,671	$ 9,567,087

Demand deposits	$ 2,827,748	$ 2,083,910	$ 2,088,749	$ 1,972,226	$ 1,861,907
Interest bearing deposits	8,126,849	6,310,672	6,455,702	6,088,028	5,936,832
Total deposits	10,954,597	8,394,582	8,544,451	8,060,254	7,798,739
Securities sold under
repurchase agreements	443,856	122,743	58,481	54,883	66,166
Federal funds purchased and
other borrowings	112,017	437,278	527,536	12,790	13,583
Junior subordinated
debentures	85,055	85,055	85,055	85,055	85,055
Other liabilities	78,418	53,876	64,899	42,424	62,205
Total liabilities	11,673,943	9,093,534	9,280,422	8,255,406	8,025,748
Shareholders' equity (B)	2,038,176	1,643,817	1,609,533	1,567,265	1,541,339
Total liabilities and equity	$ 13,712,119	$ 10,737,351	$ 10,889,955	$ 9,822,671	$ 9,567,087

(A) Includes $16,991, $17,709, $19,542, $20,726 and $24,278 in unrealized gains on available for sale securities for the quarterly periods ending  September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011,  respectively.

(B) Includes $11,044, $11,511, $12,702, $13,472 and $15,781 in after-tax unrealized gains on available for sale securities for the quarterly periods ending September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011, respectively.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 80,587	$ 54,471	$ 188,597	$ 160,374
Interest on securities	37,025	38,714	113,418	121,861
Interest on federal funds sold and
other temporary investments	21	4	108	15
Total interest income	117,633	93,189	302,123	282,250
Interest expense – deposits	9,395	9,717	26,269	32,293
Interest expense – debentures	651	607	1,962	2,352
Interest expense – other	694	327	1,487	1,024
Total interest expense	10,740	10,651	29,718	35,669
Net interest income (C)	106,893	82,538	272,405	246,581
Provision for credit losses	1,800	950	2,550	4,050
Net interest income after
provision for credit losses	105,093	81,588	269,855	242,531
Non-sufficient funds (NSF) fees	8,494	6,249	19,050	18,582
Debit card and ATM card income	6,246	3,941	14,374	11,202
Service charges on deposit accounts	4,133	2,472	9,006	7,466
Trust income	831	--	831	--
Mortgage origination income	1,350	--	1,350	--
Bank Owned Life Insurance	736	355	1,430	1,035
Net (loss)/gain on sale of assets	(50)	17	13	377
Net (loss)/gain on sale of ORE	(597)	95	(344)	(431)
Net loss on sale of securities	--	--	--	(581)
Other non-interest income	2,685	1,452	5,719	4,328
Total non-interest income	23,828	14,581	51,429	41,978
Salaries and benefits (D)	36,701	23,601	83,525	70,799
CDI amortization	2,007	1,924	5,297	5,901
Net occupancy and equipment	4,614	3,784	11,663	10,979
Depreciation	2,369	2,041	6,432	6,099
Debit card, data processing
and software amortization	2,901	1,954	6,339	5,406
Regulatory assessments and
FDIC insurance	2,107	1,488	5,314	7,383
Communications (includes telephone, courier and postage)	2,226	1,749	5,777	5,188
ORE expense	1,545	235	2,619	821
Other non-interest expense	5,772	4,375	14,523	12,784
Total non-interest expense	60,242	41,151	141,489	125,360
Net income before taxes	68,679	55,018	179,795	159,149
Federal income taxes	22,503	18,645	60,160	53,806
Net income available
to common shareholders	$ 46,176	$ 36,373	$ 119,635	$ 105,343

(C) Net interest income on a tax equivalent basis would be $109,031 and $83,440 for the three months ended September 30, 2012 and September 30, 2011, respectively, and $276,271 and $249,345 for the nine months ended September 30, 2012 and September 30, 2011, respectively.

(D) Salaries and benefits includes stock-based compensation expense of $1,057 and $961 for the three months ended September 30, 2012 and September 30, 2011, respectively, and $3,218 and $2,604 for the nine months ended September 30, 2012 and September 30, 2011, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$ 80,587	$ 54,793	$ 53,217	$ 53,899	$ 54,471
Interest on securities	37,025	38,072	38,321	35,719	38,714
Interest on federal funds
sold and other earning assets	21	9	78	40	4
Total interest income	117,633	92,874	91,616	89,658	93,189
Interest expense - deposits	9,395	8,083	8,791	8,682	9,717
Interest expense - debentures	651	648	663	632	607
Interest expense - other	694	477	316	257	327
Total interest expense	10,740	9,208	9,770	9,571	10,651
Net interest income	106,893	83,666	81,846	80,087	82,538
Provision for credit losses	1,800	600	150	1,150	950
Net interest income after
provision for credit losses	105,093	83,066	81,696	78,937	81,588
Non-sufficient funds (NSF) fees	8,494	5,167	5,389	5,860	6,249
Debit card and ATM card income	6,246	4,292	3,836	4,189	3,941
Service charges on deposit accounts	4,133	2,432	2,441	2,515	2,472
Trust income	831	--	--	--	--
Mortgage origination income	1,350	--	--	--	--
Bank Owned Life Insurance	736	345	350	347	355
Net (loss)/gain on sale of assets	(50)	70	(7)	--	17
Net (loss)/gain on sale of ORE	(597)	(165)	418	(473)	95
Other non-interest income	2,685	1,515	1,518	1,627	1,452
Total non-interest income	23,828	13,656	13,945	14,065	14,581
Salaries and benefits	36,701	23,572	23,252	21,258	23,601
CDI amortization	2,007	1,595	1,695	1,879	1,924
Net occupancy and equipment	4,614	3,492	3,557	3,655	3,784
Depreciation	2,369	2,028	2,035	2,051	2,041
Debit card, data processing and
software amortization	2,901	1,906	1,532	1,417	1,954
Regulatory assessments and
FDIC insurance	2,107	1,659	1,548	1,518	1,488
Communications (includes telephone, courier and postage)	2,226	1,802	1,748	1,758	1,749
ORE expense	1,545	383	691	680	235
Other non-interest expense	5,772	4,351	4,401	4,169	4,375
Total non-interest expense	60,242	40,788	40,459	38,385	41,151
Net income before taxes	68,679	55,934	55,182	54,617	55,018
Federal income taxes	22,503	18,962	18,695	18,211	18,645
Net income available
to common shareholders	$ 46,176	$ 36,972	$ 36,487	$ 36,406	$ 36,373

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 5,169,101	$ 80,587	6.20%	$ 3,694,039	$ 54,471	5.85%
Investment securities	7,106,871	37,025	2.08%	4,524,213	38,714	3.42%
Federal funds sold and other
temporary investments	53,111	21	0.16%	18,636	4	0.09%
Total interest earning assets	12,329,083	$ 117,633	3.80%	8,236,888	$ 93,189	4.49%
Allowance for credit losses	(53,944)			(52,208)
Non-interest earning assets	1,730,120			1,375,394
Total assets	$ 14,005,259			$ 9,560,074

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 2,181,928	$ 2,273	0.41%	$ 1,319,800	$ 1,667	0.50%
Savings and money market deposits	3,516,601	2,987	0.34%	2,369,745	2,702	0.45%
Certificates and other time deposits	2,387,279	4,135	0.69%	2,134,082	5,348	0.99%
Securities sold under repurchase agreements	438,410	315	0.29%	90,821	127	0.55%
Federal funds purchased and other borrowings	512,739	379	0.29%	135,336	200	0.59%
Junior subordinated debentures	85,055	651	3.04%	85,055	607	2.83%
Total interest bearing liabilities	9,122,012	$ 10,740	0.47%	6,134,839	$ 10,651	0.69%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	2,760,405			1,828,957
Other liabilities	92,873			66,560
Total liabilities	11,975,290			8,030,356
Shareholders' equity	2,029,969			1,529,718
Total liabilities and shareholders' equity	$ 14,005,259			$ 9,560,074

Net Interest Income & Margin		$ 106,893	3.45%		$ 82,538	3.98%

Net Interest Income & Margin
(tax equivalent)		$ 109,031	3.52%		$ 83,440	4.02%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 4,303,984	$ 188,597	5.85%	$ 3,614,590	$ 160,374	5.93%
Investment securities	5,983,102	113,418	2.53%	4,635,880	121,861	3.50%
Federal funds sold and other
temporary investments	66,771	108	0.22%	15,031	15	0.13%
Total interest earning assets	10,353,857	$ 302,123	3.90%	8,265,501	$ 282,250	4.57%
Allowance for credit losses	(52,104)			(51,924)
Non-interest earning assets	1,498,332			1,388,905
Total assets	$ 11,800,085			$ 9,602,482

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,861,954	$ 6,425	0.46%	$ 1,403,477	$ 5,966	0.57%
Savings and money market deposits	3,031,269	8,020	0.35%	2,377,423	9,386	0.53%
Certificates and other time deposits	2,080,606	11,824	0.76%	2,162,112	16,941	1.05%
Securities sold under repurchase agreements	197,775	411	0.28%	70,425	306	0.58%
Federal funds purchased and other borrowings	465,505	1,076	0.31%	181,656	718	0.53%
Junior subordinated debentures	85,055	1,962	3.08%	87,058	2,352	3.61%
Total interest bearing liabilities	7,722,164	$ 29,718	0.51%	6,282,151	$ 35,669	0.76%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	2,267,876			1,758,182
Other liabilities	53,320			62,765
Total liabilities	10,043,366			8,103,098
Shareholders' equity	1,756,725			1,499,384
Total liabilities and shareholders' equity	$ 11,800,085			$ 9,602,482

Net Interest Income & Margin		$ 272,405	3.51%		$ 246,581	3.99%

Net Interest Income & Margin
(tax equivalent)		$ 276,271	3.56%		$ 249,345	4.03%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
YIELD ANALYSIS	Average	Interest Earned	Average	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$ 3,914,352	$ 54,793	5.63%	$ 3,631,256	$ 53,703	5.93%
Investment securities	5,635,810	38,072	2.70%	4,707,217	41,919	3.56%
Federal funds sold and other
earning assets	20,916	9	0.17%	13,218	30	0.91%
Total interest earning assets	9,571,078	$ 92,874	3.90%	8,351,691	$ 95,652	4.59%
Allowance for credit losses	(50,746)			(51,861)
Non-interest earning assets	1,398,857			1,378,738
Total assets	$ 10,919,189			$ 9,678,568

Interest Bearing Liabilities:
Interest bearing demand deposits	$ 1,706,176	$ 2,089	0.49%	$ 1,403,331	$ 2,061	0.59%
Savings and money market deposits	2,779,524	2,444	0.35%	2,403,330	3,348	0.56%
Certificates and other time deposits	1,880,096	3,550	0.76%	2,175,165	5,655	1.04%
Securities sold under repurchase agreements	98,968	59	0.24%	68,413	110	0.64%
Federal funds purchased and other borrowings	610,499	418	0.28%	218,310	250	0.46%
Junior subordinated debentures	85,055	648	3.06%	85,055	598	2.82%
Total interest bearing liabilities	$ 7,160,318	$ 9,208	0.52%	$ 6,353,604	$ 12,022	0.76%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$ 2,069,965			$ 1,770,664
Other liabilities	56,742			54,915
Total liabilities	$ 9,287,025			$ 8,179,183
Shareholders' equity	$ 1,632,164			$ 1,499,385
Total liabilities and shareholders' equity	$ 10,919,189			$ 9,678,568

Net Interest Income & Margin		$ 83,666	3.52%		$ 83,630	4.02%

Net Interest Income & Margin
(tax equivalent)		$ 84,498	3.55%		$ 84,603	4.06%

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.32%	1.52%	1.35%	1.46%
Return on average common
equity (annualized)	9.10%	9.51%	9.08%	9.37%
Return on average tangible
common equity (annualized) (G)	21.59%	25.03%	21.80%	25.58%
Net interest margin
(tax equivalent) (annualized) (E)	3.52%	4.02%	3.56%	4.03%
Efficiency ratio(F)	46.07%	42.38%	43.69%	43.41%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.11%	0.16%	0.14%	0.16%
Non-performing assets to loans
and other real estate	0.28%	0.36%	0.28%	0.36%
Net charge-offs to average loans	0.02%	0.01%	0.07%	0.09%
Allowance for credit losses to
total loans	1.00%	1.40%	1.00%	1.40%
Allowance for credit losses to total
loans (excluding acquired loans) (G)	1.27%	1.40%	1.27%	1.40%

Common Stock Market Price

High	$45.40	$46.87	$47.66	$46.87
Low	$38.90	$30.91	$38.90	$30.91
Period end market price	$42.62	$32.68	$42.62	$32.68

(E) Net interest margin for all periods presented is calculated on an actual 365 day or 366 day basis.

(F)The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

(G)Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Prosperity Bancshares, Inc.®
Financial Highlights

Comparative Quarterly	Three Months Ended
Asset Quality, Performance	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
& Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average
assets (annualized)	1.32%	1.35%	1.39%	1.50%	1.52%
Return on average common
equity (annualized)	9.10%	9.06%	9.15%	9.35%	9.51%
Return on average tangible
common equity (annualized)(G)	21.59%	21.70%	22.57%	23.86%	25.03%
Net interest margin
(tax equivalent) (annualized)(E)	3.52%	3.55%	3.64%	3.82%	4.02%

Employees – FTE	2,260	1,666	1,690	1,664	1,678

Efficiency ratio(F)	46.07%	41.94%	42.23%	40.77%	42.38%
Non-performing assets to
average earning assets	0.11%	0.12%	0.16%	0.14%	0.16%
Non-performing assets to loans
and other real estate	0.28%	0.30%	0.38%	0.32%	0.36%
Net charge-offs to
average loans	0.02%	0.05%	0.00%	0.06%	0.01%
Allowance for credit losses to
total loans	1.00%	1.28%	1.33%	1.37%	1.40%
Allowance for credit losses to
total loans (excluding acquired loans)(G)	1.27%	N/A	N/A	N/A	N/A

Book value per share	$36.36	$34.63	$34.03	$33.41	$32.87

Tangible book value per share(G)	$14.45	$14.60	$13.98	$13.25	$12.67

Tier 1 risk-based capital	14.43%	16.42%	15.70%	15.90%	15.47%

Total risk-based capital	15.26%	17.49%	16.80%	17.09%	16.69%

Tier 1 leverage capital	6.92%	7.69%	7.68%	7.89%	7.70%

Tangible equity to tangible
assets(G)	6.49%	7.08%	6.65%	7.00%	6.89%

Equity to assets	14.86%	15.31%	14.78%	15.96%	16.11%

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	2,260	1,678	2,260	1,678

Book value per share	$ 36.36	$ 32.87	$ 36.36	$ 32.87
Tangible book value per share(G)	$ 14.45	$ 12.67	$ 14.45	$ 12.67

Period end shares outstanding	56,058	46,893	56,058	46,893
Weighted average shares
outstanding (basic)	55,958	46,890	50,239	46,830
Weighted average shares
outstanding (diluted)	56,093	47,033	50,393	47,013

Non-accrual loans	$ 5,063	$ 5,105	$ 5,063	$ 5,105
Restructured loans	--	--	--	--
Accruing loans 90 or more
days past due	132	20	132	20
Total non-performing loans	5,195	5,125	5,195	5,125
Repossessed assets	10	22	10	22
Other real estate	8,846	8,216	8,846	8,216
Total non-performing assets	$ 14,051	$ 13,363	$ 14,051	$ 13,363

Allowance for credit losses at
end of period	$ 50,927	$ 52,513	$ 50,927	$ 52,513

Net charge-offs	$ 1,255	$ 368	$ 3,217	$ 3,121

Basic earnings per share	$ 0.83	$ 0.78	$ 2.38	$ 2.25

Diluted earnings per share	$ 0.82	$ 0.77	$ 2.37	$ 2.24

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$ 5,169,101	$ 3,694,039	4,303,984	3,614,590
Investment securities	7,106,871	4,524,213	5,983,102	4,635,880
Federal funds sold and
other temporary
investments	53,111	18,636	66,771	15,031
Total earning assets	12,329,083	8,236,888	10,353,857	8,265,501
Allowance for credit losses	(53,944)	(52,208)	(52,104)	(51,924)
Cash and due from banks	206,124	125,750	166,105	129,526
Goodwill	1,157,330	924,537	1,006,506	924,496
Core deposit intangibles (CDI)	17,280	23,814	18,610	25,737
Other real estate (ORE)	11,600	8,637	10,144	10,360
Fixed assets, net	192,542	160,476	173,907	159,890
Other assets	145,244	132,180	123,060	138,896
Total assets	$ 14,005,259	$ 9,560,074	$ 11,800,085	$ 9,602,482

Non-interest bearing deposits	$ 2,760,405	$ 1,828,957	$ 2,267,876	$ 1,758,182
Interest bearing deposits	8,085,808	5,823,627	6,973,829	5,943,012
Total deposits	10,846,213	7,652,584	9,241,705	7,701,194
Securities sold under
repurchase agreements	438,410	90,821	197,775	70,425
Federal funds purchased and
other borrowings	512,739	135,336	465,505	181,656
Junior subordinated
debentures	85,055	85,055	85,055	87,058
Other liabilities	92,873	66,560	53,320	62,765
Shareholders' equity(H)	2,029,969	1,529,718	1,756,725	1,499,384
Total liabilities and equity	$ 14,005,259	$ 9,560,074	$ 11,800,085	$ 9,602,482

(H) Includes $11,821 and $15,702 in after tax unrealized gains on available for sale securities for the three months ending September 30, 2012 and September 30, 2011, respectively, and $12,612 and $14,735 for the nine months ending September 30, 2012 and September 30, 2011, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Sept 30, 2012		June 30, 2012		March 31, 2012		Dec 31, 2011
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio
Commercial	$ 792,247	15.6%	$ 491,907	12.5%	$ 475,860	12.3%	$ 439,854	11.7%
Construction	496,417	9.8%	466,884	11.8%	484,295	12.5%	482,140	12.8%
1-4 family residential	1,213,872	23.9%	1,084,936	27.4%	1,036,318	26.7%	1,007,266	26.8%
Home equity	183,844	3.6%	154,147	3.9%	149,597	3.9%	146,999	3.8%
Commercial real estate	1,976,112	38.9%	1,484,787	37.6%	1,473,925	38.0%	1,441,226	38.3%
Agriculture	304,134	6.0%	192,462	4.9%	178,474	4.6%	170,234	4.5%
Consumer	112,477	2.2%	75,209	1.9%	76,393	2.0%	78,187	2.1%
Total Loans	$5,079,103		$3,950,332		$ 3,874,862		$3,765,906

Deposit Types
Non-interest bearing DDA	$2,827,748	25.8%	$2,083,910	24.8%	$ 2,088,749	24.4%	$ 1,972,226	24.5%
Interest bearing DDA	2,208,568	20.2%	1,684,492	20.1%	1,671,760	19.6%	1,532,701	19.0%
Money Market	2,303,680	21.0%	2,206,220	26.3%	2,312,107	27.1%	2,042,243	25.3%
Savings	1,276,271	11.6%	581,480	6.9%	554,211	6.5%	514,780	6.4%
Time < $100	1,103,108	10.1%	909,616	10.8%	938,911	11.0%	968,806	12.0%
Time > $100	1,235,222	11.3%	928,864	11.1%	978,713	11.5%	1,029,498	12.8%
Total Deposits	$10,954,597		$8,394,582		$ 8,544,451		$8,060,254

Loan to Deposit Ratio	46.4%		47.1%		45.3%		46.7%

Construction Loans
Single family residential construction	$ 150,959	30.1%	$ 143,600	30.8%	$ 142,584	29.4%	$ 136,030	28.2%
Land development	38,075	7.6%	39,704	8.5%	41,177	8.5%	43,084	8.9%
Raw land	47,620	9.5%	51,070	10.9%	63,006	13.0%	61,177	12.7%
Residential lots	97,445	19.4%	86,201	18.5%	88,054	18.2%	86,848	18.0%
Commercial lots	63,418	12.7%	49,454	10.6%	51,642	10.7%	49,645	10.3%
Commercial
construction and other	103,677	20.7%	96,855	20.7%	97,832	20.2%	105,356	21.9%
Net unaccreted discount	(4,777)		--		--		--
Total Construction Loans	$ 496,417		$ 466,884		$ 484,295		$ 482,140

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity's management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting and related entries and one-time merger expenses, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its performance, including yield on loans and securities, net income, diluted earnings per share, efficiency ratio and allowance for credit losses to total loans (excluding acquired loans). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity's financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity's business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three Months Ended
	Sept 30, 2012	June 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
Return on average tangible common equity:
Net income	$ 46,176	$ 36,972	$ 36,487	$ 36,406	$ 36,373
Average shareholders' equity	2,029,969	1,632,164	1,595,284	1,556,845	1,529,718
Less: Average goodwill and other intangible assets	(1,174,610)	(950,577)	(948,519)	(946,427)	(948,351)
Average tangible shareholders' equity	$ 855,359	$ 681,587	$ 646,765	$ 610,418	$ 581,367
Return on average tangible common equity:	21.59%	21.70%	22.57%	23.86%	25.03%

Tangible book value per share:
Shareholders' equity	$2,038,176	$ 1,643,817	$ 1,609,533	$1,567,265	$1,541,339
Less: Goodwill and other intangible assets	(1,228,190)	(950,671)	(948,462)	(945,533)	(947,411)
Tangible shareholders' equity	$ 809,986	$ 693,146	$ 661,071	$ 621,732	$ 593,928

Period end shares outstanding	56,058	47,474	47,297	46,910	46,893
Tangible book value per share:	$ 14.45	$ 14.60	$ 13.98	$ 13.25	$ 12.67

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 809,986	$ 693,146	$ 661,071	$ 621,732	$ 593,928
Total assets	$13,712,119	$10,737,351	$10,889,955	$9,822,671	$9,567,087
Less: Goodwill and other intangible assets	(1,228,190)	(950,671)	(948,462)	(945,533)	(947,411)
Tangible assets	$12,483,929	$ 9,786,680	$9,941,493	$8,877,138	$8,619,676

Tangible equity to tangible assets ratio:	6.49%	7.08%	6.65%	7.00%	6.89%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Nine Months Ended
	Sept 30, 2012	Sept 30, 2011
Return on average tangible common equity:
Net income	$ 119,635	$ 105,343
Average shareholders' equity	1,756,725	1,499,384
Less: Average goodwill and other intangible assets	(1,025,116)	(950,233)
Average tangible shareholders' equity	$ 731,609	$ 549,151
Return on average tangible common equity:	21.80%	25.58%

Tangible book value per share:
Shareholders' equity	$ 2,038,176	$ 1,541,339
Less: Goodwill and other intangible assets	(1,228,190)	(947,411)
Tangible shareholders' equity	$ 809,986	$ 593,928

Period end shares outstanding	56,058	46,893
Tangible book value per share:	$ 14.45	$ 12.67

Tangible equity to tangible assets ratio:
Tangible shareholders' equity	$ 809,986	$ 593,928
Total assets	$ 13,712,119	$ 9,567,087
Less: Goodwill and other intangible assets	(1,228,190)	(947,411)
Tangible assets	$ 12,483,929	$ 8,619,676

Tangible equity to tangible assets ratio:	6.49%	6.89%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data(Unaudited)
(Dollars in thousands)

Adjustment to loan yield:	Three Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2012
Interest on loans, as reported	$ 80,587	$ 188,597
Less: Purchase accounting adjustment-loan discount accretion	(11,188)	(11,889)
Interest on loans less discount accretion	$ 69,399	$ 176,708
Average loans	$ 5,169,101	$ 4,303,984
Loan yield without discount accretion (non-GAAP basis)	5.34%	5.48%
Loan yield, as reported	6.20%	5.85%
Adjustment to securities yield:
Interest on securities	$ 37,025	$ 113,418
Add: Purchase accounting adjustment-securities amortization	3,451	3,451
Add: Impact of sale of ASB securities prior to acquisition	2,741	2,741
Interest on securities including amortization and impact of securities sale	$ 43,217	$ 119,610
Average investment securities	$ 7,106,871	$ 5,983,102
Securities yield including amortization and impact of securities sales (non-GAAP basis)	2.43%	2.67%
Securities yield, as reported	2.08%	2.53%
Adjustment to net income and diluted EPS for purchase accounting adjustments, one-time merger expenses and securities sale:
Net income, as reported	$ 46,176	$ 119,635
Less: Purchase accounting adjustment-loan discount accretion	(11,188)	(11,889)
Add: Purchase accounting adjustment-securities premium amortization	3,451	3,451
Add: one-time merger expenses	5,404	5,404
Add: Impact of sale of ASB securities prior to acquisition	2,741	2,741
Adjustment subtotal	408	(293)
Tax effect at 35.0%	(143)	103
Adjustment subtotal, after tax	265	(190)
Net income adjusted for purchase accounting adjustments, one-time merger expenses and securities sale	46,441	119,445
Weighted average shares outstanding (diluted)	56,093	50,393
EPS (diluted) adjusted for purchase accounting adjustments, one-time merger expenses and securities sale (non-GAAP basis)	$ 0.83	$ 2.37
EPS (diluted), as reported	$ 0.82	$ 2.37
Adjustment to efficiency ratio for one-time merger expenses:
Net income, as reported	$ 46,176	$ 119,635
Non-interest expense	60,242	141,489
Less: one-time merger expenses	(5,404)	(5,404)
Non-interest expense less one-time merger expenses	54,838	136,085
Non-interest income (excluding gains and losses on assets)	23,878	51,416
Net interest income before allowance for credit losses	106,893	272,405
Efficiency ratio adjusted for one-time merger expenses (non-GAAP basis)	41.93%	42.02%
Efficiency ratio, as reported	46.07%	43.69%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Allowance for credit losses to total loans, excluding acquired loans:	Three Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2012
Allowance for credit losses	$ 50,927	$ 50,927
Total loans	5,079,103	5,079,103
Less: acquired loans (does not include new production)	1,066,567	1,066,567
Total loans less acquired loans	$ 4,012,536	$ 4,012,536
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.27%	1.27%

CONTACT: Dan Rollins, President and Chief Operating Officer, +1-281-269-7199, dan.rollins@prosperitybanktx.com